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LINGO MEDIA INC.

MANAGEMENT INFORMATION CIRCULAR

AS AT MAY 16, 2003

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF LINGO MEDIA INC. (the “Company”) of proxies to be used at the Annual and Special Meeting of Shareholders of the Company (the “meeting”) to be held at 151 Bloor Street West, Suite 890, Toronto, Ontario, M5S 1S4 on July 3, 2003 at 9:00 o’clock in the morning  (Toronto time) and at any adjournment thereof for the purposes set forth in the enclosed Notice of Meeting.  Proxies will be solicited primarily by mail and may also be solicited personally or by telephone by the directors and/or officers of the Company at nominal cost.  The cost of solicitation by management will be borne by the Company.

The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of voting shares of the Company (such as brokers, dealers, other registrants under applicable securities laws, nominees and/or custodians) in sending or delivering copies of this circular, the notice of meeting and form of proxy to the beneficial owners of such shares.  The Company will provide, without cost to such persons, upon request to the Secretary of the Company, additional copies of the foregoing documents required for this purpose.

ELECTION OF DIRECTORS

The board of directors consists of five (5) directors to be elected annually.  The following table and the notes thereto state the names of all the persons proposed to be nominated by management for election as directors, all other positions and offices with the Company now held by them, their principal occupations or employments, the period or periods of service as directors of the Company and the approximate number of voting securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them as of the date hereof.

Name, Office and Principal Occupation(1)	Director Since	No. of Voting Securities Owned, Controlled or Directed as at May 16, 2003(2)

Michael P. Kraft(3)	November 14, 1996	2,090,658(4)
Richard J.G. Boxer(3)	November 14, 1996	484,500(5)
Scott Remborg(3)	July 4, 2000	17,000
Chen Geng	July 3, 2001	11,000
Richard H. Epstein	July 3, 2001	25,000

Notes:

(1)

The principal occupations of the each of the nominees during the past five years is as set forth below.

(a)

Michael P. Kraft, of Toronto, Ontario, the President and Chief Executive Officer of the Company, has since 1994 been the President and co-founder of Lingo Media Ltd. (formerly Alpha Corporation), a subsidiary of the Company that develops, publishes, licenses and distributes books, audiocassettes, multimedia and ancillary products for English language learning for the school and retail markets in China and Canada.  He received a Bachelor of Arts in Economics from York University in 1985.

(b)

Richard J.G. Boxer, of Toronto, Ontario, is the President of Buckingham Capital Corporation, a private merchant banking company, which provides capital and financial advice to both private and public corporations. He is on the board of a number of private companies. Mr. Boxer received an M.B.A. from York University in 1976 and received his Chartered Accountant designation in 1973.

(c)

Scott Remborg, of Toronto, Ontario, was a Consultant to the Company from July 1999 to December 2000.  He is the General Manager, E-business at Air Canada since mid-January 2001.  From 1994 to 1998, Mr. Remborg was senior Vice-President, Internet of MediaLinx Interactive, Inc. of Toronto a new media company that developed and implemented the Sympatico Internet portal on behalf of Bell Canada and Stetnor Alliance.  Prior to that, he was Vice-President, Business Development for Ivation Datasystems Inc. of Toronto, a software and consulting company developing software solutions for the government markets.

(d)

Chen Geng, of Toronto, Ontario and Beijing, China, was Managing Director, Greater China Region of Lingo Media from June 1999 to March 2001. Prior to joining Lingo Media, he was a Chinese Trade Commissioner promoting bilateral trade and investment between China and Canada.  From 1996 to 1999, Mr. Chen was the Consul for Economic and Commercial Development at the Chinese Consulate in Toronto, and held a senior post at the Canada Desk in the Chinese Ministry of Foreign Trade and Economic Cooperation (MOFTEC) from 1992 to 1996.  Mr. Chen received his BA from Beijing Foreign Studies University in 1992.

(e)

Richard H.  Epstein, of Toronto, Ontario, is a partner in the law firm of Aird & Berlis LLP.  Called to the Bar in 1992, his practice includes restructuring, corporate finance and mergers and acquisitions.  Since 1999, Mr. Epstein has been providing advice to the Corporation on various matters.  He received his BSc from McGill University in 1986 and his LLB from Osgoode Hall Law School in 1990.

(2)

The information as to voting securities beneficially owned, controlled or directed, not being within the knowledge of the Company, has been furnished by the respective nominees individually.

(3)

Member of the audit committee.

(4)

Of such shares, 309,061 are held in Mr. Kraft’s RRSP and 1,781,597 are held by Kraft Investments Corp., a company controlled by Mr. Kraft.

(5)

450,000 of such shares are held by Mr. Boxer and 34,500 are held by Buckingham Capital Corporation, a company controlled by Mr. Boxer.

The term of office of each director will be from the date of the meeting at which he is elected until the next annual meeting, or until his successor is elected or appointed.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT THEREOF. Management has no reason to believe that any of the nominees will be unable to serve as a director but, IF A NOMINEE IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE REMAINING NOMINEES AND MAY BE VOTED FOR A SUBSTITUTE NOMINEE UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS.

EXECUTIVE COMPENSATION

Compensation Summary

The table below sets forth information concerning the compensation paid, during each of the last three fiscal years (as applicable), to the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company and its subsidiaries (as applicable) who received total remuneration, determined on the basis of base salary and bonuses in excess of $100,000 during the last three fiscal years ended December 31 (the “Named Executive Officers”).

Summary Compensation Table

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION
					Awards		Payouts
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation(1)(2) ($)	Securities Under Options/SARs(3) Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP(4) Payouts	All Other Compensation

Michael P. Kraft(5)	2002	90,000	-	9,161.40	400,000	-	-	18,500(6)
President and CEO	2001	100,000	-	12,146.40	500,000	-	-	5,000(6)
	2000	73,000	-	11,522.73	Nil	-	-	50,000(6)

Notes:

(1)

Paid by Lingo Media Ltd., a wholly-owned subsidiary of the Company.

(2)

These amounts include automobile allowance.  See “Executive Compensation - Management Agreement”.

(3)

 Stock appreciation rights.

(4)

Long term incentive plans.

(5)

Mr. Kraft’s salary was paid by Lingo Media Ltd.  to his holding company, Michael  P. Kraft and Associates Inc.  See “Executive Compensation – Management Agreement”.

(6)

Represents success fees.  See “Executive Compensation - Management Agreement”.

Stock Option Plans

1996 Plan

Effective November 13, 1996, a stock option plan (the “1996 Plan”) was adopted by the board of directors of the Company to encourage ownership of common shares by directors, senior officers, employees and consultants of the Company and its subsidiaries.  Options could be granted under the 1996 Plan only to directors, senior officers, employees, consultants and personal holding corporations controlled by a director or senior officer of the Company and its subsidiaries as designated from time to time by the board of directors.  The number of shares which may be reserved for issuance under the 1996 Plan is limited to 1,078,000 common shares.  The maximum number of common shares that could be reserved for issuance to any one person under the 1996 Plan is 5% of the common shares outstanding at the time of the grant (calculated on a non-diluted basis) less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism.  Any shares subject to an option granted under the 1996 Plan which for any reason were cancelled or terminated prior to exercise will be available for a subsequent grant under the 1996 Plan.  The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted.  Options granted under the 1996 Plan were exercisable during a period not exceeding five years, subject to earlier termination upon the termination of the optionee’s employment, upon the optionee ceasing to be an employee, senior officer, director or consultant of the Company or any of its subsidiaries, as applicable, or upon the optionee retiring, becoming permanently disabled or dying.  The options are non-transferable.  The 1996 Plan contains provisions for adjustment in the number of shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger or other relevant changes in the Company’s capitalization.  The board of directors may from time to time amend or revise the terms of the 1996 Plan or may terminate the 1996 Plan at any time.

The 1996 Plan provides that the Company may provide financial assistance in respect of options granted under the 1996 Plan by means of loans to optionees.  No loans were granted by the Company pursuant to the 1996 Plan.

As of the date hereof, there are 325,000 reserved for issuance pursuant to options granted under the 1996 Plan.  No further options will be granted under the 1996 Plan.

2000 Plan

A new stock option plan (the “2000 Plan”) was adopted by the board of directors of the Company on May 30, 2000 to encourage ownership of common shares by directors, officers, employees and consultants of the Company.  In accordance with the rules of the TSX Venture Exchange (formerly the Canadian Venture Exchange), the 2000 Plan was approved by shareholders on July 4, 2000 at the Company’s Annual Meeting.

At the Annual and Special Meeting of Shareholders of the Company held June 28, 2002, the shareholders approved an amendment to the 2000 Plan to increase the number of options to purchase common shares that may be granted under the 2000 Plan from 2,384,074 to 4,416,765 less the number of shares reserved for issuance pursuant to options granted under the 1996 Plan, provided the number of shares reserved for issuance under stock options granted at any time under the 2000 Plan do not exceed 10% of the Company’s then issued and outstanding common shares.  The amount of common shares from time to time reserved under the 2000 Plan is not necessarily reflective of the number of options that are outstanding at any given time because options that are exercised do not replenish the number reserved, but is merely an indication of the number of potential shares in respect of which a listing fee has been paid to the stock exchange upon which the Company’s common shares are listed.  The TSX Venture Exchange accepted for filing the Company’s amended and restated 2000 Plan for a rolling stock option plan reserving 10% of the issued and outstanding common shares of the Company at the time of a stock option grant, up to a maximum of 4,416,765 common shares, for issuance thereunder.

Options may be granted under the 2000 Plan only to directors, officers, employees, consultants and personal holding corporations controlled by a director of officer of the Company as designated from time to time by the board of directors.  The number of shares which may be reserved for issuance under the 2000 Plan is currently limited to 4,416,765 common shares less the number of shares reserved for issuance pursuant to options granted under the 1996 Plan (currently 325,000 shares), provided that the board has the right, from time to time, to increase such number subject to the approval of the relevant exchange on which the shares are listed and the approval of the shareholders of the Company.  The maximum number of common shares which may be reserved for issuance to any one person under the 2000 Plan is 5% of the common shares outstanding at the time of the grant less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism.  Any shares subject to an option granted under the 2000 Plan which for any reason is cancelled or terminated prior to exercise will be available for a subsequent grant under the 2000 Plan.  The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted less any permitted discount.  Options granted under the 2000 Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee’s employment, upon the optionee ceasing to be an employee, officer, director or consultant of the Company or an of its subsidiaries, as applicable, or upon the optionee retiring, be coming permanently disabled or dying.  Options granted to optionees vest over an 18 month period with no greater than 16.67% of any options granted to an optionee vesting in any three month period or such longer period as the board may determine.  The options under the 2000 Plan will be non-transferable.  The 2000 Plan contains provisions for adjustment in the number of shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger of other relevant changes in the Company’s capitalization.  The board of directors may from time to time amend or revise the terms of the 2000 Plan or may terminate it at any time.

The 2000 Plan provides that the Company may provide financial assistance in respect of options granted under the 2000 Plan by means of loans to optionees.  Under the terms of the 2000 Plan, the Company may, but is not obligated to, loan to an optionee the funds required to exercise any particular option.  The 2000 Plan provides that any such loan will be for a term not exceeding 10 years and will be non-interest bearing.  Any such loan will be repayable at maturity or upon the death of the optionee or earlier in certain other circumstances.  Any loans made under the 2000 Plan are to be secured by a pledge of the shares acquired upon the exercise of the option exercised being funded to a trustee for such purposes.  In the event that any loan amount is not fully repaid when due the trustee holding the pledged shares is entitled to realize on the shares being held by it as security for the loan.  Loans made under the 2000 Plan are made on a full recourse basis.  The 2000 Plan provides that any shares acquired pursuant to loans made under the 2000 Plan may be sold by the optionee from time to time provided that an amount equal to the aggregate option exercise price or the balance of the loan is applied in repayment of the loan.  Any financial assistance so provided under the 2000 Plan will be subject to and made in accordance with all applicable laws and regulatory policies at the time of making the loan.

As of the date hereof options to purchase an aggregate of 1,888,340 common shares are outstanding under the 2000 Plan.

Stock Option Grants

The following information concerns individual grants of options to purchase or acquire securities of the Company or any of its subsidiaries made during the most recently completed financial year ended December 31, 2002 to the Named Executive Officers.

Option/SAR Grants During the Most Recently Completed Financial Year

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date

Michael P. Kraft	400,000	80%	$0.10	$0.10	Oct. 9, 2007

Stock Options Exercised and Held

The following information concerns each exercise of options during the most recently completed financial year ended December 31, 2002 by the Named Executive Officers and the financial year-end value of unexercised options held, on an aggregated basis.

Aggregated Option/SAR Exercises During the Most Recently Completed Financial Year

and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable

Michael P. Kraft	nil	nil	500,000/400,000	$nil/$nil

(1)

The closing price of the common shares of the Company on the TSX Venture Exchange on December 31, 2002 was $0.10.

Management Agreement

Lingo Media Ltd. (formerly Alpha Corporation), a wholly-owned subsidiary of the Company, entered into a management agreement (“Management Agreement”) dated as of May 1, 1998 with Michael P. Kraft & Associates Inc. (“MPK Inc.”) pursuant to which Lingo Media Ltd. engaged MPK Inc. to provide administration and management services.  The Management Agreement provides for an initial term of 8 months and automatic annual renewals until it is terminated.  The Management Agreement provides that Lingo Media Ltd. is to pay MPK Inc. $3,000 per month plus certain sales commissions. The Management Agreement was renewed on December 3, 1998 for fiscal year 1999 and again on November 22, 1999 for fiscal year 2000.  The Management Agreement was amended on June 30, 2000, whereby Lingo Media Ltd. is to pay MPK Inc. $ 10,000 per month beginning July 2000 in addition to providing an allowance for a health plan and life insurance policy.  MPK Inc. is also to be reimbursed for all travel, entertainment and other expenses actually and properly incurred.  The Management Agreement also provides for a reasonable automobile allowance and a success fee based upon the aggregate amount arranged for project debt and equity financing.  MPK Inc. is a corporation controlled by Michael Kraft, the President and Chief Executive Officer of the Company.

Compensation of Directors

Directors of the Company do not receive any fees in their capacities as directors, but are reimbursed for travel and other out-of-pocket expenses incurred in attending directors’ and shareholders’ meetings.  Directors participate in the Company’s stock option plan.  During the financial year ended December 31, 2002 no options to purchase common shares were granted to directors of the Company (excluding the Chief Executive Officer).

Other

No consulting fees and/or remuneration has been paid to any promoter, officer, director or other insider or any associate or affiliate thereof nor has any remuneration been paid to any party for any work performed for public/investor relations.

Corporate Governance

The Company’s Board of Directors is responsible for managing the business and affairs of the Company and discharges its responsibilities directly and through the Audit Committee.  The Board supervises management which is responsible for the day-to-day conduct of business of the Company.  The Board’s fundamental objectives are to enhance and preserve long term shareholder value and to ensure that the Company meets its obligations and objectives on an ongoing basis.  Board members receive and discuss reports from management on the operations of the Company, industry conditions, strategic plans, financial position and the details of major transactions that are contemplated.  Individual Board members are also kept informed on the Company’s operations through frequent communications with senior management.

In accordance with recommendations from the Criteria for Control Board of the Canadian Institute of Chartered Accountants the Board of Directors responsibilities include:

•

approving and monitoring the strategic planning process

•

approving and monitoring the organization’s ethical values

•

monitoring management control

•

evaluating senior management

•

overseeing external communications

The Company’s Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing: financial reports and other financial information provided by the Company to the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics, and the Company’s auditing, accounting and financial reporting processes generally.  The Company’s Audit Committee includes two outside directors.

The Board of Directors has not established any other committees since given the size of the Company, the nature of its business and operations and the experience and expertise of the current Directors the Board believes that its other responsibilities can be effectively carried out by the Board as a whole.

APPOINTMENT OF AUDITORS

Management proposes that Mintz & Partners LLP be appointed as auditors of the Company for the ensuing year and that the directors be authorized to fix their remuneration.  The audit committee recommended to the Board of Directors that Mintz & Partners LLP be appointed in respect of the financial year ended December 31, 2002 to replace KPMG LLP, who resigned effective April 17, 2003.  KPMG LLP, the former auditors of the Company, were first appointed auditors on April 30, 1998.  Prior to that time, Coopers & Lybrand were auditors of the Company, having first been appointed auditors of the Company on May 30, 1996.

The change of auditors is being made in accordance with National Policy No. 31.  The documents delivered pursuant to this policy indicate that there have been no reportable events (see Schedule A attached hereto).

The Shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, a resolutions appointing Mintz & Partners LLP as auditors of the Company to hold office until the close of the next annual meeting and authorizing the directors of the Company to fix the remuneration of the auditors.  To be effective, this resolution must be passed by a majority of the votes cast in respect of this resolution.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE APPOINTMENT OF MINTZ & PARTNERS LLP, CHARTERED ACCOUNTANTS, AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT THEREOF.

AUDITED FINANCIAL STATEMENTS

The consolidated financial statements for the fiscal year ended December 31, 2002 and the report of the auditors thereon will be submitted to the meeting of shareholders.  Receipt at such meeting of the auditors’ report and the Company’s financial statements for its last completed fiscal period will not constitute approval or disapproval of any matters referred to therein.

SPECIAL BUSINESS

Amendment to the 2000 Plan

The 2000 Plan was established on May 30, 2000 with 2,384,074 common shares reserved for issuance under the 2000 Plan.  On June 28, 2002 the shareholders of the Company approved an amendment to the 2000 Plan to increase the number of options to purchase common shares that may be granted under the 2000 Plan to 4,416,765 less the number of shares reserved for issuance pursuant to options granted under the 1996 Plan, provided the number of shares reserved for issuance under stock options granted at any time do not exceed 10% of the Company’s then issued and outstanding shares.  A maximum of 3,636,765 common shares were available for issuance under the 2000 Plan as at June 28, 2002.

The TSX Venture Exchange accepted for filing the Company’s amended and restated 2000 Plan for a rolling stock option plan reserving 10% of the issued and outstanding common shares of the Company at the time of a stock option grant, up to a maximum of 4,416,765 common shares, for issuance thereunder.

By resolution dated May 16, 2003, subject to regulatory and shareholder approvals, the board of directors of the Company amended the 2000 Plan to increase the maximum number of shares which may be issued under the 2000 Plan to that number which is 20% of the issued and outstanding common shares of the Company as at the date of the meeting.  Currently, the number of shares which may be issued under the 2000 Plan is the lesser of:              (i) 4, 416,765, and (ii) the number which is 10% of the issued and outstanding common shares of the Company at the time of the grant of options.

The board of directors recommends this amendment to the 2000 Plan and believes that it is in the best interest of the Company as it would allow the Company to grant options to new directors, officers, employees and consultants as well as continue to grant options to directors, officers and employees, thereby encouraging longer term commitment and performance consistent with shareholder expectations.  The issuance of stock options is a critical component of the Company’s total compensation practices.  Management and the board of directors of the Company manage compensation by ensuring that its employees and other key personnel are competitively compensated with respect to salary and benefits, performance bonuses and stock options.

If the shareholders approve this amendment to the 2000 Plan, the number of common shares reserved for issuance thereunder will be fixed at 20% of the issued and outstanding common shares of the Company as at the date of the meeting.  To be approved, the resolution must be passed by a majority of the votes cast by the disinterested holders of common shares at the meeting, with each holder of common shares entitled to one vote for each share held.  All interested insiders of the Company, to the best of the Company’s knowledge, beneficially own, directly or indirectly, approximately 4,247,730 common shares (representing approximately 20.34% of the Company’s issued and outstanding common shares) and will not be entitled to vote on this matter.  Management recommends a vote “FOR” in respect of the following resolution which shareholders will be asked to approve at the meeting:

“BE IT RESOLVED that:

1.

the amendment to the Company’s amended and restated  2000 Stock Option Plan (the “2000 Plan”) by resolution of the Board of Directors dated May 16, 2003, to fix the maximum number of common shares subject to the 2000 Plan to a number which is 20% of the issued and outstanding common shares of the Company as at the date this resolution is adopted, be and is hereby approved; and

2.

any officer or director of the Company be and he is hereby authorized to execute, deliver and file all documentation and to do all such things, as shall be necessary and appropriate for the implementation of this resolution.”

In order to approve the above resolution, a majority of the votes cast by disinterested holders of common shares at the meeting must be voted in favour thereof.  PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE ABOVE RESOLUTION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE VOTED AGAINST THIS RESOLUTION.  If approved, the proposed amendment to the 2000 Plan will not be effective unless and until it is accepted by the TSX Venture Exchange.  If not accepted by the TSX Venture Exchange the 2000 Plan will not be amended.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Except as previously disclosed, no executive officer, senior officer, director or proposed nominee for election as a director of the Company or any associate of any such person is, or has been, indebted to the Company or its subsidiaries during the Company’s last financial year other than debts considered to be routine indebtedness or which did not exceed $10,000 in the aggregate at any time during the period.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as previously disclosed, no insider of the Company, no proposed nominee for election as a director and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction since the commencement of the Company’s last financial year or in any proposed transaction which materially affected or would materially affect the Company or any of its subsidiaries, other than as follows:

•

Richard J. G. Boxer, a director of the Company, participated in a non-brokered exempt private placement offering of 3,700,000 Units of the Company at $0.10 per Unit on March 30, 2002 (the “Private Placement”).  Each Unit is comprised of one common share and three-quarters of one non-transferrable Class D Warrant of the Company.  One whole Class D Warrant entitles the holder to purchase one additional common share of the Company at $0.10 per share until 4:30 p. m. on March 30, 2003.  Mr. Boxer subscribed for 200,000 Units for an aggregate price of  $20,000, representing  5.4% of the Units offered under the Private Placement.  On March 30, 2003 Mr. Boxer exercised all of his Class D Warrants and purchased 150,000 common shares at an aggregate price of $15,000.

•

Richard H. Epstein, a director of the Company participated in the Private Placement and subscribed for 25,000 Units for an aggregate price of $2,500, representing 0.68% of the Units offered under the Private Placement.  On March 14, 2003 the Board of Directors of the Company passed a resolution to extend the expiry date of the Class D Warrants to December 31, 2003.   On March 24, 2003, TSX Venture Exchange consented to the extension of the expiry date of the Warrants to December 31, 2003 at an exercise price of $0.12 per share.  As at the date hereof, 2,775,000 Class D Warrants are outstanding and expire at 4:00 p.m. on December 31, 2003.  Mr. Epstein holds 18,750 Class D Warrants.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of its last completed financial year, no proposed nominee for election as a director, and no associate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Information Circular.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The management knows of no matters to come before the meeting of shareholders other than as set forth in the notice of meeting.  HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy represent management of the Company.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY, TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO by filling in the name of such person in the blank space provided in the proxy or by completing another proper form of proxy. A shareholder wishing to be represented by proxy at the meeting or any adjournment thereof must, in all cases, deposit the completed proxy with the Company’s transfer agent and registrar, ComputerShare Investor Services Inc., 100 University Avenue, Toronto, Ontario  M5J 2Y1, Attention:  Proxy Department on or before the close of business on the second business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or deliver it to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.  A proxy should be executed by the shareholder or his or her attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, a proxy may be revoked before it is exercised by instrument in writing executed in the same manner as a proxy and deposited with the Company’s transfer agent and registrar, ComputerShare Investor Services Inc. at the address noted above at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of the meeting on the day of such meeting or any adjournment thereof and thereupon the proxy is revoked.

A shareholder attending the meeting has the right to vote in person and, if he does so, his or her proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the meeting or any adjournment thereof.

EXERCISE OF DISCRETION BY PROXIES

The shares represented by proxies in favour of management nominees will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the meeting, the shares represented by the proxy shall be voted accordingly.  WHERE NO CHOICE IS SPECIFIED, THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO IN THE ACCOMPANYING NOTICE OF MEETIING.  THE ENCLOSED FORM OF PROXY ALSO CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE.  At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 12, 2003, the Company has outstanding 20,883,827 common shares, each of which carries one vote.  To the knowledge of the directors and officers of the Company, the only person or corporation beneficially owning, directly or indirectly, or exercising control or direction over securities carrying in excess of 10% of the voting rights attached to any class of outstanding voting securities of the Company is Michael P. Kraft who beneficially owns or exercises control or direction over 2,090,658 common shares of the Company, representing 10.01% of the issued and outstanding common shares of the Company.

Persons registered on the books of the Company at the close of business on May 15, 2003 (the “Record Date”) and persons who are transferees of any shares acquired after such record date and who have produced properly endorsed certificates evidencing such shares or who otherwise establish ownership thereof and demand, not later than 10 days before the meeting, that their names be included in the list of shareholders, are entitled to vote at the meeting of the Company.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information set forth in this section is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold shares in their own name.  Shareholders who do not hold their shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting.  If shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Company.  Such shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker.  In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms).  Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker’s clients.  Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the meeting.  Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders.   However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation (“IICC”).  IICC typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC.  IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the meeting.  A Beneficial Shareholder receiving a proxy with an IICC sticker on it cannot use that proxy to vote shares directly at the meeting – the proxy must be returned to IICC well in advance of the meeting in order to have the shares voted.

Although a Beneficial Shareholder may not be recognized directly at the meeting for the purposes of voting common shares registered in the name of its broker (or an agent of the broker), a Beneficial Shareholder may attend at the meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial Shareholders who wish to attend the meeting and indirectly vote their common shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the Instrument of Proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the meeting.

GENERAL

Except where otherwise indicated, information contained herein is given as of May 16, 2003.

The undersigned hereby certifies that the contents and the sending of this Information Circular have been approved by the directors of the Company.  The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED this 16th day of May, 2003.

(signed) “Michael P. Kraft

“

(signed) “Khurram R. Qureshi”

President and Chief Executive Officer

Chief Financial Officer